UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 24, 2026

REALLOYS INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41051	45-3598066
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7280 W. Palmetto Park Rd., Suite 302N Boca Raton, FL	33433
(Address of principal executive offices)	(Zip Code)

972-726-9203

(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ALOY	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Financial Officer

On June 24, 2026, Robert Winspear notified REalloys Inc. (the “Company”) of his decision to resign as Chief Financial Officer of the Company, and Mr. Winspear’s employment as Chief Financial Officer ceased to be effective as of June 24, 2026 (the “Separation Date”). Mr. Winspear’s resignation did not result from any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

In connection with his departure, the Company and Mr. Winspear entered into a General Release and Severance Agreement, dated as of June 24, 2026 (the “Separation Agreement”), which was approved by the Company’s Board of Directors (the “Board”). Under the Separation Agreement, and subject to Mr. Winspear’s compliance with its terms (including a general release of claims in favor of the Company and continuing cooperation, confidentiality and non-disparagement obligations), the Company agreed to provide Mr. Winspear with: (i) a lump-sum severance payment of $200,000, less applicable payroll deductions and tax withholdings; (ii) a grant of 20,000 fully vested restricted shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), under the Company’s 2025 Long-Term Incentive Plan (the “Incentive Plan”) and a related restricted stock award agreement, subject to a lock-up period; and (iii) an additional lump-sum cash payment, in an amount to be mutually agreed upon by the parties, equal to the estimated personal income and applicable employment taxes withheld or paid in connection with the vesting of such restricted shares. The Separation Agreement also provides that Mr. Winspear will make himself reasonably available to the Company in a consulting capacity for up to 12 months to assist with the transition of matters he handled on behalf of the Company. The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Appointment of Chief Financial Officer

On June 24, 2026, the Board appointed Craig Cunningham, age 43, to serve as the Company’s Chief Financial Officer, effective as of June 24, 2026. Mr. Cunningham has served as an Executive Director of Provenance Advisors, a financial advisory firm based in Toronto, Ontario, since August 2023, and previously provided services to the Company as a consultant and Senior Financial Advisor through Provenance Advisors from March 2021 until his appointment as Chief Financial Officer. Mr. Cunningham served as Chief Financial Officer of Li-Cycle Holdings Corp. from March 2024 to April 2025 and as Chief Financial Officer of Electra Battery Materials Corporation from June 2022 to July 2023. From September 2010 to March 2022, Mr. Cunningham held various roles with Kinross Gold Corporation, most recently serving as Vice President, Regional Financial Officer, Russia from March 2018 to March 2022.

There are no arrangements or understandings between Mr. Cunningham and any other persons pursuant to which he was appointed as Chief Financial Officer. There are no family relationships between Mr. Cunningham and any director or executive officer of the Company. Mr. Cunningham has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with his appointment, on June 24, 2026, the Company entered into a Chief Financial Officer Consulting Agreement (the “Consulting Agreement”) with Provenance Advisors Inc. (the “Consultant”), pursuant to which Mr. Cunningham provides services as the Company’s Chief Financial Officer and principal financial officer on an independent contractor basis through the Consultant. The Consulting Agreement has an initial term of 24 months, commencing on June 24, 2026, and automatically renews for successive 12-month terms unless either party provides at least 90 days’ written notice of non-renewal.

Under the Consulting Agreement, the Company will pay Mr. Cunningham a base consulting fee of $55,000 per month ($660,000 on an annualized basis), subject to annual review. For each fiscal year, Mr. Cunningham is eligible to earn an annual performance bonus with a target opportunity of 100%, and a maximum opportunity of 150%, of the annualized base consulting fee, based on performance metrics established by the Compensation Committee of the Company. The Consulting Agreement also provides for an initial long-term incentive award with a target grant-date value of 150% of the annualized base consulting fee (or $990,000), to be granted within 30 days after the effective date in the form of restricted stock units, performance stock units, stock options, or a combination thereof under the Company’s equity incentive plan, with 50% vesting on the grant date and the remaining 50% vesting on the first anniversary of the grant date. Mr. Cunningham is also eligible for annual equity refresh awards in subsequent years.

If the Company terminates the Consulting Agreement without Cause, or the Consultant resigns for Good Reason (each as defined in the Consulting Agreement), Mr. Cunningham is entitled to, among other things, a lump-sum payment equal to 18 months of the then-current monthly consulting fee and target annual bonus, payment of any earned but unpaid bonus, and accelerated vesting of certain time-based equity awards. Upon a qualifying termination in connection with a change in control, Mr. Cunningham is entitled to enhanced severance, including a lump-sum payment equal to 24 months of the then-current monthly consulting fee, 200% of the target annual bonus, and full acceleration of time-based equity awards. The Consulting Agreement also contains non-solicitation and confidentiality covenants and provides for indemnification and directors’ and officers’ liability insurance coverage.

The foregoing description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Consulting Agreement, which the Company intends to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending June 30, 2026.

Resignation of Director

On June 26, 2026, Joseph Sawyer notified the Company of his resignation from the Board, effective as of June 29, 2026. Mr. Sawyer’s resignation did not result from any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

The Board does not currently intend to appoint a replacement for Mr. Sawyer or to otherwise fill the vacancy resulting from his resignation.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	General Release and Severance Agreement, dated June 24, 2026, by and between REalloys Inc. and Robert Winspear.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALLOYS INC.

Date: June 30, 2026	By:	/s/ Leonard Sternheim
	Name:	Leonard Sternheim
	Title:	President and Chief Executive Officer

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